Exhibit (a)(3)

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

(a)                                  The name of the Company is New Mountain Finance Corporation.  The Company filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law, as amended, (the “DGCL”) on June 29, 2010.

(b)                                 This Amended and Restated Certificate of Incorporation, which amends and restates the original Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the DGCL.

(c)                                  The Amended and Restated Certificate of Incorporation of the Company shall read in its entirety:

ARTICLE I
NAME

The name of the Company is New Mountain Finance Corporation.

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL as now or hereafter in force, including without limitation or obligation, engaging in business as a business development company under the Investment Company Act, as amended, and the rules and regulations promulgated thereunder.

ARTICLE IV
CAPITAL STOCK

Section 4.1                                      AUTHORIZED SHARES.  The total number of shares of all classes of capital stock which the Company shall have authority to issue is 102,000,000 shares, of which:

(a)                                  100,000,000 shares, par value $0.01 per share, shall be shares of common stock (the “Common Stock”); and

(b)                                 2,000,000 shares, par value $0.01 per share, shall be shares of preferred stock (the “Preferred Stock”).

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holders as a class or series is required pursuant to the terms of any series of Preferred Stock.

Section 4.2                                      COMMON STOCK.

(a)                                  VOTING RIGHTS.  At every annual or special meeting of stockholders of the Company, each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock standing in such holder’s name on the stock records of the Company on each matter properly submitted to stockholders of the Corporation for their approval; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including, without limitation, to vote on any amendment to any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including, without limitation, any certificate of designation relating to any series of Preferred Stock).

(b)                                 RESERVATION OF SHARES ISSUABLE UPON EXCHANGE OF COMMON MEMBERSHIP UNITS.  The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon any acquisition of Common Membership Units in accordance with Article IX of the LLC Agreement, such number of shares of Common Stock that shall be issuable upon the exchange of all outstanding Common Membership Units exchangeable in accordance with the LLC Agreement; provided that nothing contained herein shall preclude the Company from acquiring Common Membership Units in accordance with Article IX of the LLC Agreement by delivery of shares of Common Stock that are held in the treasury of the Company.

Section 4.3                                      PREFERRED STOCK.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable laws of the State of Delaware to establish from time to time the number of shares to be included in each such series, and to fix the voting powers (if any), designation, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1                                      MANAGEMENT.  The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by statute or this Amended and Restated Certificate of Incorporation directed or required to be exercised or done solely by the stockholders.

Section 5.2                                      NUMBER OF DIRECTORS AND MANNER OF ACTING.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; provided, however, that the number of directors shall not be less than three (3) nor more than fifteen (15).  The term “Whole Board” at any time shall mean the total number of authorized directors fixed at the time whether or not there exist any vacancies in previously-authorized directorships.  A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by law or by this Amended and Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 5.3                                      CLASSIFICATION OF DIRECTORS.  As of the IPO Date, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified conditions, shall be divided into three classes and designated Class I, Class II and Class III.  The Board of Directors may assign members of the Board of Directors already in office immediately prior to the IPO Date to such classes.  The initial term of the Class I directors shall expire at the first annual meeting of stockholders to be held after the IPO Date, the initial term of the Class II directors shall expire at the second annual meeting of stockholders to be held after the IPO Date, and the initial term of the Class III directors shall expire at the third annual meeting of stockholders to be held after the IPO Date.  Members of each class shall hold office until their successors are duly elected and qualified or until such director’s earlier death, resignation or removal.  At each annual meeting of the stockholders of the Company following the IPO Date, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 5.4                                      NEWLY-CREATED DIRECTORSHIPS AND VACANCIES.  Subject to the applicable requirements of the Investment Company Act, including Section 16(b) thereunder, and subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause shall, unless otherwise required by law or provided by resolution of the Board of Directors, be filled only by majority vote of the directors then in office, even if less than a quorum is then in office, or by the sole remaining director, and shall not be filled by stockholders.  Directors so chosen to fill a newly created directorship or other vacancies shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires and shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as provided in this Amended and Restated Certificate of Incorporation.

Section 5.5                                      REMOVAL OF DIRECTORS.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, at a meeting called for that purpose, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class.

Section 5.6                                      WRITTEN BALLOT NOT REQUIRED.  Elections of directors need not be by written ballot unless the bylaws of the Company shall otherwise provide.

Section 5.7                                      BYLAWS.  The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company.  Any adoption, amendment or repeal of the bylaws of the Company by the Board of Directors shall require the approval of a majority of the Whole Board.  The stockholders shall also have power to adopt, amend or repeal the bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or classes or series or series of stock of the Company required by law, by this Amended and Restated Certificate of Incorporation or by the bylaws, the affirmative vote of the holders of at least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Company.

ARTICLE VI
LIMITATION OF LIABILITY

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.  Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.  The provisions of this Article VI shall not be deemed exclusive or in limitation of any other rights to which directors, officers, or others may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.  Notwithstanding the foregoing or Article V of the Bylaws of the Company, for so long as the Company is registered as an investment company or regulated as a business development company under the Investment Company Act, neither this Amended and Restated Certificate of Incorporation nor the Amended and Restated Bylaws of the Company shall limit the liability of, or permit the indemnification of, any director or officer of the Company for actions or matters for which such limitation or indemnification would be prohibited by the Investment Company Act or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

ARTICLE VII
AMENDMENT

The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.  Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Company, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation, the bylaws of the Company or otherwise, but in addition to any affirmative vote of the holders of any particular class or classes or series or series of the capital stock required by law, this Amended and Restated Certificate of Incorporation, the bylaws of the Company or otherwise, the affirmative vote of the holders of at least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of, Articles V, VI, VII, VIII, IX or XI of this Amended and Restated Certificate of Incorporation.

ARTICLE VIII
MEETINGS AND ACTION BY WRITTEN CONSENT

An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

Special meetings of stockholders may be called for any purpose only by (i) the affirmative vote of a majority of the Whole Board, (ii) its Chairperson, (iii) the Chief Executive Officer, or (iv) upon the request of the holders of at least fifty (50) percent of the voting power of all shares of capital stock of the Company entitled generally to vote on the election of directors then outstanding, subject to the requirements of the Investment Company Act and the requirements set forth in the bylaws.

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be effected only upon the vote of the stockholders at an annual or special meeting duly called and may not be effected by written consent of the stockholders.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the bylaws of the Company.

ARTICLE IX
SECTION 203 OF THE DGCL

The Company shall not be governed by Section 203 of the DGCL.

ARTICLE X
SEVERABILITY

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

ARTICLE XI
DEFINITIONS

For purposes of this Amended and Restated Certificate of Incorporation, the following terms shall have the meaning set forth below.

“Common Membership Unit” means a common membership unit of the LLC.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IPO Date” means the closing date of the initial public offering of the Company’s Common Stock.

“LLC” means New Mountain Finance Holdings, L.L.C., a Delaware limited liability company, or its successor.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the LLC, as it may be amended, supplemented, or otherwise modified from time to time, and a copy of which will be available to any stockholder upon written request to the Company.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, any United States federal, state or local or any foreign government, supranational, governmental, regulatory or administrative authority, instrumentality, agency or commission, political subdivision, self-regulatory organization or any court, tribunal or judicial or arbitral body or other governmental authority, or other entity or organization of any nature whatsoever.

ARTICLE XII
FORUM

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article XII.

IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation this                 day of                     , 2011.

New Mountain Finance Corporation

By:
Name:
Title: